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                                                                 Exhibit (9)(a)
                ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT

     AGREEMENT, made and entered into as of April 15, 1997, by and between PENN SERIES FUNDS, INC., a Maryland corporation ("Penn Series"), and THE PENN
MUTUAL LIFE INSURANCE COMPANY, a Pennsylvania mutual life insurance company ("Penn Mutual").

                                  WITNESSETH:

     WHEREAS, Penn Series is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), offering multiple series (or classes) of capital stock and each series (or class) representing interests in a separate fund or portfolios of investments ("Fund or Funds"); and

     WHEREAS, Penn Mutual currently serves as Administrative and Corporate Services Agent for Penn Series and in such capacity provides administrative and corporate services to Penn Series; and

     WHEREAS Penn Series and Penn Mutual desire Penn Mutual to continue providing administrative services to its existing Funds and to provide administrative services to the new Penn Series Emerging Growth Fund; and

     WHEREAS, Penn Series and Penn Mutual desire to amend and restate their existing Administrative and Corporate Services Agreement, dated as of May 1, 1989 and amended as of November 1, 1992 and March 1, 1995;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Penn Series hereby appoints Penn Mutual its Administrative and Corporate Services Agent to administer its corporate affairs, subject to the overall supervision of the Board of Directors of Penn Series, for the period and on the terms set forth in this Agreement. Penn Mutual accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 7 of this Agreement.

     2. Penn Mutual will administer all aspects of Penn Series' operations other than those administered by Penn Series' Investment Advisers pursuant to the Investment Advisory Agreements, Penn Series' Accounting Services Agent pursuant to the Accounting Services Agreement, Penn Series' Custodian under the Custodian Agreement and Penn Series' Transfer Agent under the Transfer Agency Agreement. In performing its duties as Administrative and Corporate Services Agent, Penn Mutual will act in conformity with the Articles of Incorporation, By-Laws, and 1940 Act registration statement of Penn Series and with the instructions and directions of the Board of Directors of Penn Series and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal or state laws and regulations.
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     3.   The services which Penn Mutual shall provide as Administrative and
Corporate Services Agent include but are not limited to:

          (a) the maintenance of all books and records pertaining to Penn Series' affairs, except those that are required to be maintained by Penn Series' Investment Advisers, Accounting Services Agent, Custodian, or Transfer Agent;

          (b) the preparation of such annual, semi-annual or other reports or proxy statements as Penn Series may be required to file with the Securities and Exchange Commission or to distribute to its shareholders;

          (c) the preparation of any registration statements or amendments to registration statements which Penn Series may be required or may desire to file with the Securities and Exchange Commission;

          (d) the preparation of such filings as may be required for compliance with the securities laws of any state or other jurisdiction;

          (e) the preparation of such applications or requests as Penn Series may desire to make to the Securities and Exchange Commission or its staff for exemption from, or interpretation of any provision of the 1940 Act or any other applicable Federal securities statute;

          (f) the preparation of Penn Series' Federal and state tax returns and any other filings required for tax purposes other than those required to be made by Penn Series' Custodian, Transfer Agent, Accounting Services Agent, or Investment Advisers;

          (g) such services as Penn Series' Board of Directors may require in connection with its oversight of Penn Series' Investment Advisers, Accounting Services Agent, Custodian, or Transfer Agent, including the periodic collection and presentation of data concerning the investment performance of Penn Series' various investment portfolios;

          (h) the organization of all meetings of Penn Series' Board of Directors;

          (i)  the organization of all meetings of Penn Series' shareholders;

          (j) the collection and presentation of any financial or other data required by Penn Series' Board of Directors, accountants, or counsel;

          (k) the preparation and negotiation of any amendments to, or substitutes for, the present agreements with Penn Series' Investment Advisers, Accounting Services Agent, Custodian, or Transfer Agent; and

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          (l)  such other services as the Penn Series' Board of Directors may reasonably request.

     4. Penn Mutual shall permit any of its directors, officers, or employees who may be elected as directors or officers of Penn Series to serve in the capacities in which they are elected. Any of the services to be furnished by Penn Series under this Agreement may be furnished through the medium of such directors, officers, or employees of Penn Mutual.

     5. Penn Mutual shall bear all of the following expenses in connection with the services to be rendered under this Agreement.

          (a) all rent and other expense involved in the provision of office space for Penn Series and for Penn Mutual in connection with its performance of services under this Agreement;

          (b) the salaries and expenses of all personnel of Penn Series and Penn Mutual incurred in connection with the provision of administrative services to Penn Series, except the fees and expenses of directors of Penn Series who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series' Investment Advisers; and

          (c) all expenses incurred by Penn Mutual or Penn Series in connection with administering the ordinary course of Penn Series' business, other than those excluded pursuant to Paragraph 6 below.

     6. Nothing in this Agreement shall require Penn Mutual to bear, or to reimburse Penn Series for,

          (a) the costs of printing and mailing the items referred to in Paragraph 3(b) above, or any prospectuses included in registration statements referred to in Paragraph 3(c) or required by law, regulation or regulatory authorities;

          (b) compensation of member of Penn Series' Board of Directors who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series' Investment Advisers;

          (c) registration, filing, or other fees imposed by the Securities and Exchange Commission or other regulatory authorities;

          (d) the charges and expenses of Penn Series' Investment Advisers, Accounting Services Agent, Custodian, and Transfer Agent;

          (e) the fees and expenses of legal counsel and independent accountants for

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     Penn Series;

          (f) brokers' commissions and any issue or transfer taxes chargeable to Penn Series in connection with its securities transactions;

          (g) taxes and corporate fees payable by Penn Series to Federal, state or other governmental entities;

          (h) the fees of any trade association of which Penn Series may be a member; and

          (i) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of Penn Series' business.

     7. Penn Series shall pay Penn Mutual as full compensation to services rendered and all facilities furnished hereunder a fee computed at the annual rate of 0.15% of the average daily net assets of Penn Series. Such fee shall be payable at such intervals not more frequently than monthly and not less frequently than quarterly as the officers of Penn Series may from time to time determine and specify in writing to Penn Mutual. Such fee shall be calculated on the basis of the average of all valuations of the net assets of Penn Series made as of the close of business on each valuation day during the period for which such fee is paid and be prorated among the several investment portfolios (or Funds) in proportion to the average total net assets of each such portfolio (or
Fund) during the period.

     8. With respect to each of the Growth Equity, Value Equity, Small Capitalization, International Equity, Quality Bond and Money Market Funds of Penn Series, to the extent that the Fund's total expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund by more than 0.10% of the average daily net assets of the Fund, such excess amount shall be a liability of Penn Mutual to Penn Series. The liability (if any) of Penn Mutual to pay Penn Series such excess amounts shall be determined on a daily basis. With respect to each of the Emerging Growth, Flexibly Managed and High Yield Bond Funds, to the extent that the Fund's total expenses for a fiscal year exceed the expense limitation for the Fund, one-half of such excess amount shall be a liability of Penn Mutual to Penn Series. The liability (if any) of Penn Mutual to pay Penn Series one-half of such excess amounts shall be determined on a daily basis. With respect to each Fund of Penn Series, if, at the end of each fee payment period, there is any liability of Penn Mutual to pay Penn Series any such excess amount, the administrative services fee shall be reduced by such liability. If, at the end of each fee payment period, there is no liability of Penn Mutual to pay Penn Series any such excess amount, and if payments of the administrative services fee at the end of prior fee payment periods during the fiscal year have been reduced in excess of that required to maintain expenses within the expense limitation, such excess reduction shall be recaptured by Penn Mutual and shall be payable by Penn Series to Penn Mutual along with the

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administrative services fee payable to Penn Mutual for that period. If, at the end of the fiscal year, there is any remaining liability of Penn Mutual to pay Penn Series any such excess amounts (which have not been paid through reduction of the administrative services fee), Penn Mutual shall remit to Penn Series an amount sufficient to pay such remaining liability. The expense limitations of the Penn Series Funds, as a percentage of the Fund's average daily net assets, are as follows:

               Fund                                Expense Limitation
               ----                                ------------------
          Growth Equity Fund                             1.00%
          Value Equity Income Fund                       1.00%
          Small Capitalization Fund                      1.00%
          Emerging Growth Fund                           1.15%
          Flexibly Managed Equity Fund                   1.00%
          International Equity Fund                      1.50%
          Quality Bond Fund                              0.90%
          High Yield Bond Fund                           0.90%
          Money Market Fund                              0.80%

     9. Penn Mutual assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of Penn Series' assets.

     10. Neither Penn Mutual nor any of its trustees, officers or employees, nor any persons performing executive, administrative or other functions shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its or his or her duties on behalf of Penn Mutual or from reckless disregard by Penn Mutual or any such person of Penn Mutual's duties under this Agreement.

     11. This Agreement shall continue in effect with respect to a given Fund for a period more than two years from the date of its execution only so long as such continuation is specifically approved at least annually by either the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund, provided that in either event such continuation shall also be approved by the vote of a majority of the directors who are not interested persons of Penn Series, as defined in the 1940 Act, cast by them in person at a meeting called for the purpose of voting on such approval; provided, however, that:

          (a) this Agreement may at any time be terminated by Penn Series with respect to any Fund, without the payment of any penalty, on 60 days' notice to Penn Mutual either by vote of the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund;

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          (b)  this Agreement may be terminated by Penn Mutual at any time, without the payment of any penalty, on 90 days' written notice to Penn Series; and

          (c) this Agreement shall immediately terminate in event of its assignment as defined in the 1940 Act.

     12. The services of Penn Mutual to Penn Series provided under this Agreement are not to be deemed to be exclusive and Penn Mutual shall be free to provide similar services to others. Nothing in this Agreement shall limit or restrict the right of any trustee, officer or employee of Penn Mutual who may also be a director, officer or employee of Penn Series to engage in any other business or to devote his or her other time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature.

     13. It is understood that directors, officers, agents and stockholders of Penn Series are or may be interested in Penn Mutual as trustees, officers, or otherwise; that trustees, officers, agents and policyholders of Penn Mutual are or may be interested in Penn Series as directors, officers, stockholders or otherwise; and that Penn Mutual may be interested in Penn Series as a shareholder or otherwise. The existence of any such dual interest shall not affect the validity hereof or of and transactions hereunder.

     14.  This Agreement may be amended by mutual written consent.

     15. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid: (a) to Penn Mutual at 600 Dresher Road, Horsham PA 19044,
Attention: President; or (b) to Penn Series at 600 Dresher Road, Horsham, PA 19044, Attention: President.

     16. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

     17. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   PENN SERIES FUNDS, INC.


                                   By:  /s/ James B. McElwain
                                        ---------------------
                                        James B. McElwain
                                        Executive Vice President


                                   THE PENN MUTUAL LIFE INSURANCE COMPANY


                                   By:  /s/ L. Stockton Illoway
                                        -----------------------
                                        L. Stockton Illoway
                                        Senior Vice President,
                                        Marketing and Field Sales Support

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